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                                                                      Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statements on Form S-8 [Nos. 333-02567, 333-44119 and 333-86616] pertaining to the 1995
Employee Stock Option Plan and the 1994 Stock Option Plan for Independent Directors, all as amended, and in the related Prospectus of Cover-All Technologies, Inc. and subsidiary of our report dated February 27, 2004, with respect to the 2003, 2002 and 2001 consolidated financial statements and schedule of Cover-All Technologies, Inc. and subsidiary included in its Annual Report [Form 10-K] for the year ended December 31, 2003.






                                            MOORE STEPHENS, P. C.
                                            Certified Public Accountants.


New York, New York
March 29, 2004